  As filed with the Securities and Exchange Commission on March 18, 1998.
                                             Registration No. 333-___________


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            -------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                            -------------------

                               Power-One, Inc.
           (Exact name of registrant as specified in its charter)

                            -------------------

           DELAWARE                                              77-0420182
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

         740 CALLE PLANO, CAMARILLO, CALIFORNIA 93012 (805) 987-8741
                   (Address of principal executive offices)

                  POWER-ONE, INC. 1996 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                             STEVEN J. GOLDMAN
                              740 CALLE PLANO
                        CAMARILLO, CALIFORNIA 93012
                  (Name and address of agent for service)

                            -------------------

 Telephone number, including area code, of agent for service:  (805) 987-8741

                            -------------------


                                  Copies to:


         STEVEN J. GOLDMAN                     KENDALL R. BISHOP
          740 CALLE PLANO                    O'MELVENY & MYERS LLP
    CAMARILLO, CALIFORNIA 93012       1999 AVENUE OF THE STARS, SUITE 700
          (805) 987-8741              LOS ANGELES, CALIFORNIA  90067-6035
                                                (310) 246-6780

                      CALCULATION  OF REGISTRATION  FEE

---------------------------------------------------------------------------------
                                        Proposed      Proposed
                                        maximum       maximum
Title of                    Amount      offering      aggregate      Amount of
securities                  to be        price        offering       registration
to be registered          registered   per share      price          fee
---------------------------------------------------------------------------------
Common Stock,            2,000,000(1)  15.375(2)      30,750,000(2)  $9,072(2)
par value $.001             shares
per share
---------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire shares of common Stock covered by this Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock reported in THE WALL STREET JOURNAL on March 12, 1998.


The Exhibit Index included in this Registration Statement is at page 10.

                                    PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be provided to employees as specified by Securities and Exchange Commission (the "Commission") Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents of Power-One, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

     (a) Prospectus dated September 30, 1997 relating to the Company's initial public offering of stock (containing audited financial statements for the year ended December 31, 1996) filed with the Commission on October 1, 1997; and

     (b) Quarterly Report on Form 10-Q for the Company's fiscal quarter ended September 30, 1997; and

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated August 19, 1997, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          The Company's Common Stock, par value $.001 per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of Delaware, the Company's state of incorporation, allows Delaware companies to provide certain indemnification rights for the benefit of their officers, directors, employees and agents. The Company's Restated Certificate of Incorporation ("Certificate") and Amended and Restated Bylaws ("Bylaws") contain indemnification provisions covering directors, employees and agents of the Company.

          The Certificate requires the Company to indemnify a person covered by the indemnification provisions ("Indemnitee") to the fullest extent permitted by applicable law. The indemnification is for expenses, liabilities and losses (including but not limited to attorney's fees, judgments, amounts paid in settlements, fines and penalties) (collectively, the "Expenses") reasonably incurred by an Indemnitee named or involved in a threatened, pending or completed proceeding whether civil, administrative or criminal in nature.

          An Indemnitee is not entitled to indemnification in the following circumstances. The first is when a proceeding is initiated by him/her without the Company's prior approval. The second is when an Indemnitee's conduct (which is the subject of the proceeding) does not meet the standard of conduct (see below) called for under the Delaware indemnification statutes. Additionally, if an Indemnitee is found liable for negligence or misconduct in the performance of his/her duty to the Company in the proceeding for which indemnification is sought, he/she may be indemnified but only if the court in which the proceeding was brought finds that the Indemnitee is entitled to indemnification of expenses (and at an amount) which the court deems appropriate.

          The determination of whether an Indemnitee has met the necessary standard of conduct may be made by a majority of the Board of Directors of the Company who are not a party to the proceeding, or the Company's legal counsel pursuant to the Board's request, or the Company's stockholders. An Indemnitee's standard of conduct called for by the Delaware statute on civil disputes requires that he/she acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Company. The applicable standard on criminal matters requires that the Indemnitee have no reasonable cause to believe that his/her conduct was unlawful.

          The Company will reimburse Expenses incurred by an Indemnitee who is an officer of director of the Company in defending a proceeding even if it has not been finally resolved but only if the officer/director promises in writing to reimburse the Company for amounts advanced in case it is determined that the officer/director was not entitled to be indemnified by the Company. In case an indemnity claim is not paid within 30 days of written payment demand, the Company may be liable for the Indemnitee's costs of enforcing his indemnity rights.

          The indemnification provisions in the Certificate and Bylaws are not intended to and do not supersede, diminish or replace any other indemnity rights that an Indemnitee may presently have or acquire in the future due to, but not limited to, statutory changes, contract(s) entered into, action by the stockholders or the Board of Directors. Moreover, any repeal or modification of the current indemnification provisions in the Certificate or Bylaws will not diminish any indemnification rights that an Indemnitee may have had with respect to proceedings which arose prior to the repeal or modification of the indemnification provisions.

          In case some or all of the indemnification provisions in the Certificate or Bylaws are legally invalidated, the Company will continue to be obligated to indemnify the an Indemnitee for Expenses for which indemnification is available under the indemnification provisions which were not legally invalidated and to the full extent permitted by applicable law.

          The Company's Certificate eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

          Individual indemnification agreements (the "Indemnification Agreements") have been entered into by the Company with its directors, executive officers, and certain other officers. The Indemnification Agreements provide for indemnification to the fullest extent permitted by law and provide contractual assurance to directors and officers that indemnity and advancement of expenses will be available to them regardless of any amendment or revocation of the Company's Bylaws.

          The Company's Bylaws permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Bylaws.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.   EXHIBITS

          See the attached Exhibit Index.


ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on March 18, 1998.


                                         POWER-ONE, INC.


                                    By:  /s/ Steven J. Goldman
                                         ----------------------------------
                                         Steven J. Goldman
                                         Chief Executive Officer



                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Steven J. Goldman and Eddie K. Schnopp his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      SIGNATURE                       TITLE                      DATE
-----------------------   ------------------------------  ------------------

 /s/ Steven J. Goldman       President, Chief Executive      March 18, 1998
 ---------------------       Officer and Director
 Steven J. Goldman

 /s/ Eddie K. Schnopp        Vice President, Chief           March 18, 1998
 ---------------------       Financial Officer and
 Eddie K. Schnopp            Secretary (chief financial
                             officer and principal
                             accounting officer)


 /s/ Jon E.M. Jacoby         Director                        March 18, 1998
 ---------------------
 Jon E.M. Jacoby



 /s/ Douglas H. Martin       Director                        March 18, 1998
 ---------------------
 Douglas H. Martin


 /s/ Albert Y.C. Yu          Director                        March 18, 1998
 ---------------------
 Albert Y.C. Yu

                                 EXHIBIT INDEX

 Exhibit                                                       Sequentially
 Number    Description                                         Numbered Page
 -------   ------------                                        -------------
 4.1       1996 Stock Incentive Plan, as amended (*)                  --

 4.2       Amendment to Stock Option Plan, dated March 3,             11
           1998

 4.3       Form of Employee Nonqualified Stock Option                 12
           Agreement

 4.4       Form of Eligible Director Nonqualified Stock               23
           Option Agreement

 5         Opinion of O'Melveny & Myers LLP (opinion re               26
           legality)

 24.1      Independent Auditors' Consent                              27

 24.2      Consent of O'Melveny & Myers LLP (included in              26
           Exhibit 5)

 25        Power of Attorney (included in this Registration            8
           Statement under "Signatures")

--------------
(*) Incorporated by reference from the Company's Registration Statement File No. 333-32889.